                                                                  Exhibit (b)(2)

FIRST AMENDING AGREEMENT to the Credit Agreement dated as of November 12, 2002, entered into in the City of Montreal, Province of Quebec, as of June 13, 2003.

BETWEEN: CGI GROUP INC., a company constituted in accordance with the laws of the Province of Quebec, having its head office at 1130 Sherbrooke Street West, 5th Floor, in the City of Montreal, Province of Quebec, H3A 2M8;

                                             (hereinafter called the "BORROWER")

                              PARTY OF THE FIRST PART


AND: THE FINANCIAL INSTITUTIONS NAMED ON THE SIGNATURE PAGE HEREOF OR FROM TIME TO TIME PARTIES TO THE CREDIT AGREEMENT;

                                              (hereinafter called the "LENDERS")

                              PARTIES OF THE SECOND PART


AND: CANADIAN IMPERIAL BANK OF COMMERCE, ON ITS OWN BEHALF AND AS ADMINISTRATIVE AGENT FOR THE LENDERS, a Canadian bank, having a place of business at 161 Bay Street, 8th Floor, in the City of Toronto, Province of Ontario, M5L 1A2;

                                                (hereinafter called the "AGENT")

                              PARTY OF THE THIRD PART


WHEREAS a credit agreement dated as of November 12, 2002 (the "CREDIT AGREEMENT") was entered into among the Borrower, the Lenders and the Agent providing for the granting of a facility in the aggregate amount of Cdn.$415,000,000;


WHEREAS the Borrower wishes to increase the maximum amount of the Credit and add additional Lenders under the Credit Agreement;

                                                        First Amending Agreement
                                                                         Page 2.

WHEREAS the Lenders, the Agent and the Borrower wish to amend the Credit Agreement in order to modify certain provisions of the Credit Agreement;

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.   INTERPRETATIVE PROVISIONS

     1.1 FIRST AMENDING AGREEMENT

     This First Amending Agreement is declared to be supplemental to the Credit Agreement and is to form part thereof. All provisions of the Credit Agreement, except only insofar as may be inconsistent with the express provisions of this Agreement, shall apply to, and have effect in connection with, this First Amending Agreement.

     1.2 INTERPRETATION

     Unless otherwise defined or unless there is something in the subject matter or the context inconsistent therewith, all capitalized words and expressions used herein or in any deed, document or agreement supplemental hereto shall have the meaning ascribed to them in the Credit Agreement. However, when used herein the expressions "hereto" or "hereunder" or "hereof" or "herein" or "this Agreement" shall refer to this First Amending Agreement and the reference to "Credit Agreement" shall refer to the Credit Agreement as amended by this First Amending Agreement.

     1.3 DIVISION AND TITLES

     The division of this First Amending Agreement into Articles, Sections and subsections and the insertion of titles are for convenience of reference only and shall not affect the meaning or interpretation of this First Amending Agreement.

     1.4 PREAMBLE

     The preamble of this First Amending Agreement shall form an integral part hereof as if at length recited herein.

     1.5  SCHEDULE 1

     Schedule 1 to this First Amending Agreement shall form an integral part hereof.

                                                        First Amending Agreement
                                                                         Page 3.


2.   AMENDMENTS TO THE CREDIT AGREEMENT

     The Credit Agreement is hereby amended as follows:

     2.1  THE FACILITIES

     Section 2.1 of the Credit Agreement is amended by increasing the maximum amount of the Credit to Cdn.$515,000,000, such increase to be applied pro rata between Facility A and Facility B. Consequently, Section 2.1 now provides as follows:

          "2.1 THE FACILITIES

          Subject to the provisions hereof, each Lender agrees to make available to the Borrower, individually and not jointly and severally or solidarily, its Commitment in the Credit, which Credit consists of the following:

          2.1.1 a maximum amount of Cdn.$186,200,000 or its equivalent in US Dollars, under Facility A; and

          2.1.2 a maximum amount of Cdn.$328,800,000 or its equivalent in US Dollars, under Facility B;

          for a total of up to Cdn.$515,000,000 or its equivalent in US Dollars.

          Irrespective of whether or not any Swing Line Advances have been made or remain outstanding, the amount available under Facility A (other than for the purposes of subsection 5.12.1(a)) shall be deemed to be reduced by an amount equal to the maximum amount of Swing Line Advances available hereunder."

     2.2  LIMITATIONS ON DEBT

     Section 13.6 of the Credit Agreement is amended by providing that this Section does not include Debt under Guarantees of the Borrower and the Restricted Subsidiaries, which Guarantees are covered by Section 13.7. Consequently, Section 13.6 now provides as follows:

          "13.6 LIMITATIONS ON DEBT

          Create, incur, assume, or render itself liable in any manner whatsoever, directly or indirectly, for any Debt (other than as permitted under Section 13.7), except for the Loan hereunder and except:

              (a) Debt of the Borrower and the Restricted Subsidiaries secured by Permitted Charges and within the limits applicable thereto;

              (b) Debt of the Borrower incurred from time to time, the
                  outstanding principal amount of which does not exceed, together with Debt under (a), 10% of the Shareholders' Equity of the Borrower as

                                                        FIRST AMENDING AGREEMENT
                                                                         PAGE 4.

                determined in the last Quarterly Financials or in the last Annual Report, whichever was most recently submitted;

           (c) without being subject to the limitation contained in (b), other unsecured Debt of the Borrower that is pari passu with the Loan, provided that the Net Proceeds thereof are dealt with in accordance with the provisions of subsection 8.2.3;

           (d) without being subject to the limitation contained in (b), Debt of the Borrower and the Restricted Subsidiaries forming part of the definition of "Capitalized Operating Rents";

           (e) unsecured Debt of the Restricted Subsidiaries that is pari passu with the Loan for an aggregate amount not exceeding $10,000,000, which Debt shall be used for the sole purpose of funding local payroll, cash management services and other local expenses; and

           (f) Debt of the Borrower or any Authorized Restricted Subsidiary to the Borrower or any other Authorized Restricted Subsidiary.

      For greater certainty, save as provided in paragraphs (a), (d), (e) and
      (f) above, no Restricted Subsidiary may incur Debt (other than as permitted under Section 13.7)."

2.3   GUARANTEES, FINANCIAL ASSISTANCE AND INVESTMENTS

Section 13.7 of the Credit Agreement is amended in order to permit the Restricted Subsidiaries to Guarantee the permitted Debt of the Borrower. Consequently, Section 13.7 now provides as follows:

      "13.7 GUARANTEES, FINANCIAL ASSISTANCE AND INVESTMENTS

      Guarantee, provide financial assistance to, or make any loan or advance to, or Investment in, any Person (except that the Authorized Restricted Subsidiaries and the Borrower may provide (A) Guarantees of the Borrower and the Authorized Restricted Subsidiaries to the extent the Debt so Guaranteed is permitted under Section 13.6 (provided that with respect to the Debt permitted under Section 13.6(d), only the "Operating Rentals" may be so Guaranteed), and (B) financial assistance and loans and advances to, and Investments in, the Borrower and the Authorized Restricted Subsidiaries), except in the ordinary course of business and for an aggregate amount (when added to all then-existing Guarantees, financial assistance, loans, advances and Investments in Persons (other than Guarantees permitted in (A) above and financial assistance, loans, advances and Investments permitted in (B) above)) that does not exceed 10% of the Shareholder's Equity of the Borrower as determined in the last Quarterly Financials or in the last Annual Report, whichever is most recently submitted."

                                                        First Amending Agreement
                                                                         Page 5.


     2.4  SCHEDULE "A"

     Schedule "A" to the Credit Agreement is deleted and replaced by Schedule 1 annexed hereto.

3.   INTERPRETATION OF THE CREDIT AGREEMENT

     All provisions of the Credit Agreement shall be interpreted in compliance with and in order to give effect to the amendments set forth hereunder.

4.   REPRESENTATIONS AND WARRANTIES

     The Borrower hereby reiterates the representations and warranties made by it in the Credit Agreement (except for the representations and warranties stated to be made as at a particular date), which representations and warranties are incorporated herein by reference with the same force and effect as though herein set forth in full with all adjustments to the language of such provisions which may be desirable to give full effect to the spirit and intent of this First Amending Agreement, and in addition, for so long as the Loan remains outstanding and unpaid, or the Borrower is entitled to borrow under the Credit Agreement (whether or not the conditions precedent to such borrowing have been or may be satisfied), the Borrower hereby represents and warrants to the Lenders that:

     4.1  AUTHORIZATION

     The Borrower has the power and has taken all necessary steps under the Laws in order to be authorized to borrow under the Credit Agreement and to execute, deliver and perform its obligations under this First Amending Agreement and under the Credit Agreement in accordance with the terms and conditions hereof and thereof and to complete the transactions contemplated herein and therein. Each of the Restricted Subsidiaries has the power and has taken all necessary steps under the Laws in order to be authorized to intervene in this First Amending Agreement. This First Amending Agreement has been duly executed and delivered by duly authorized officers of the Borrower and the Restricted Subsidiaries and is, and when executed and delivered in accordance with the terms hereof, shall be, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to such limitations and prohibitions of enforceability as may exist or may be enacted in Laws relating to bankruptcy, insolvency, liquidation, reorganization, moratorium or other Laws of general application affecting the enforceability of creditors' rights.

     4.2  COMPLIANCE WITH LAWS AND CONTRACTS

     The execution and delivery of and performance of the obligations under this First Amending Agreement in accordance with its terms and the completion of the transactions contemplated herein do not require any consents or approvals, do not violate any Laws, do not conflict with, violate or constitute a breach under the documents of incorporation or by-laws of the Borrower or the Restricted Subsidiaries or under any agreements,

                                                        First Amending Agreement
                                                                          Page 6


      contracts or deeds to which the Borrower or any of the Restricted Subsidiaries is a party or which is binding upon it or its assets and do not result in or require the creation or imposition of any Charge whatsoever on the assets of the Borrower or any of the Restricted Subsidiaries, whether presently owned or hereafter acquired, save for the Permitted Charges.

5.    CONDITIONS PRECEDENT

      The obligation of the Lenders to make an Advance under the portion of the Credit that is increased hereunder is conditional upon the fulfilment of each of the conditions set out in this Article 5 and in Section 10.2 of the Credit Agreement.

      (i) this First Amending Agreement shall have been executed and delivered to the Agent;

      (ii) the Borrower shall have delivered to the Agent a certificate in the form of Schedule "E" to the Credit Agreement signed by an officer stipulating and certifying that:

               (a) such officer has taken cognizance of all the terms and conditions of this First Amending Agreement, and of all contracts, agreements and deeds pertaining hereto;

               (b) to the best of his knowledge, after due enquiry, no Default or Event of Default has occurred or exists under the Credit Agreement;

               (c) the Borrower has all necessary governmental, regulatory and other approvals in order to enter into and perform its obligations hereunder and under the Credit Agreement; and

               (d) each of the Borrower and the Restricted Subsidiaries holds the material permits, licenses and authorizations required in order to permit it to possess its property and its real estate and to carry on its business in the manner in which it is being carried on at present, and is in material compliance with all Laws, including Environmental Laws; and

      (iii) the Borrower shall have delivered to the Agent the favourable legal opinion of its counsel, addressed to the Lenders, the Agent and their counsel, in form and substance satisfactory to them and regarding, among other things (i) the power, capacity and authority of the Borrower and each of the Restricted Subsidiaries (except CGI GROUP (EUROPE) LIMITED) to enter into or intervene in this First Amending Agreement and to perform its obligations hereunder, (ii) the due authorization, (iii) the enforceability, validity and binding nature of this First Amending Agreement and the Credit Agreement, as amended by this First Amending Agreement, and (iv) such ancillary matters as pertain to the transactions contemplated hereunder, as required by the Agent, acting reasonably.

                                                        First Amending Agreement
                                                                         Page 7.

6.   REPRESENTATIONS AND WARRANTIES OF NEW LENDERS

     6.1  VALIDITY OF THE CREDIT AGREEMENT AND THE GUARANTEES

     Each of National Bank of Canada and Societe Generale (Canada) acknowledges and confirms that it has not relied upon and that the Agent has not made any representation or warranty whatsoever as to the due execution, legality, effectiveness, validity or enforceability of the Credit Agreement, the Guarantees or any other documentation or information delivered by the Agent to it in connection therewith or for the performance thereof by any party thereto or for the performance of any obligation by the Borrower or any Restricted Subsidiary or for the financial condition of the Borrower or of any Restricted Subsidiary. All representations, warranties and conditions expressed or implied by Law or otherwise are hereby excluded.

     6.2  INDEPENDENT APPRAISAL

     Each of National Bank of Canada and Societe Generale (Canada) represents and warrants that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and the Restricted Subsidiaries and has not relied and will not hereafter rely on the Agent to appraise or keep under review on its behalf the financial condition, creditworthiness, affairs, status or nature of the Borrower and the Restricted Subsidiaries.

7.   MISCELLANEOUS

     7.1  PAYMENT OF LEGAL FEES AND OTHER EXPENSES

     The Borrower shall pay all reasonable fees and costs (including legal fees) incurred by the Arrangers, the Agent and the Lenders for the negotiation, drafting and signing of this First Amending Agreement and the documents related hereto, the whole as contemplated by the provisions of Section
     12.14 of the Credit Agreement.

     7.2  CREDIT AGREEMENT

     All of the provisions of the Credit Agreement which are not amended hereby shall remain in full force and effect. In the event of any contradiction or inconsistency between the provisions of the Credit Agreement and those of this First Amending Agreement, the provisions of the latter shall prevail to the extent of such contradiction or inconsistency.

     7.3  APPLICABLE LAWS

     This First Amending Agreement, its interpretation and its application shall be governed by the Laws of the Province of Quebec and the federal Laws of Canada applicable therein.

                                                        First Amending Agreement
                                                                         Page 8.

    7.4  ENTIRE AGREEMENT

    The entire agreement between the parties is expressed herein, and no variation or modification of its terms shall be valid unless expressed in writing and signed by the parties. All previous agreements, promises, proposals, representations, understandings and negotiations between the parties hereto which relate in any way to the subject matter of this First Amending Agreement are hereby deemed to be null, except to the extent incorporated herein by reference and except for the provisions of these documents that shall survive their termination.

    7.5  COUNTERPARTS

    This Agreement may be signed in any number of counterparts, each of which shall be deemed to constitute an original, but all of the separate counterparts shall constitute one single document.

    7.6  LANGUAGE

    The parties acknowledge that they have required that this First Amending Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English. Les parties reconnaissent avoir exige la redaction en anglais de la presente convention ainsi que de tous documents executes, avis donnes et procedures judiciaires intentees, directement ou indirectement, relativement ou a la suite de la presente convention.

    7.7  FORMAL DATE

    For the purposes of convenience, this First Amending Agreement may be referred to as bearing the formal date of June 13, 2003 notwithstanding its actual date of signature.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT ON THE DATE AND AT THE PLACE FIRST HEREINABOVE MENTIONED.

CGI GROUP INC., AS BORROWER               CANADIAN IMPERIAL BANK OF
                                          COMMERCE, AS LENDER


Per:                                      Per:
     ----------------------                    ----------------------
                                               David J. Cohen
                                               Director

Per:                                      Per:
     ----------------------                    ----------------------
                                               Steve Nishimura
                                               Executive Director

                                                        First Amending Agreement
                                                                         Page 9.

THE TORONTO-DOMINION BANK, as               CAISSE CENTRALE DESJARDINS, as
Lender                                      Lender

Per:                                        Per:
     ------------------------                    ------------------------

Per:                                        Per:
     ------------------------                    ------------------------


BANK OF MONTREAL, as Lender                 ROYAL BANK OF CANADA, as
                                            Lender

Per:                                        Per:
     ------------------------                    ------------------------

Per:                                        Per:
     ------------------------                    ------------------------


UNITED OVERSEAS BANK LIMITED, as            CAISSE DE DEPOT ET PLACEMENT
Lender                                      DU QUEBEC, as Lender

Per:                                        Per:
     ------------------------                    ------------------------

Per:                                        Per:
     ------------------------                    ------------------------


NATIONAL BANK OF CANADA, as Lender          SOCIETE GENERALE (CANADA), as
                                            Lender

Per:                                        Per:
     ------------------------                    ------------------------

Per:                                        Per:
     ------------------------                    ------------------------

Address:                                    Address:

5650 d'Iberville Street                     100 Yonge Street, Suite 1002
Suite 603                                   Scotia Plaza
Montreal, Quebec, H2G 2B3                   Toronto, Ontario, M5C 2W1

Attention: Stephen Redding                  Attention: Georges Benay
[TELEPHONE GRAPHIC]                         [TELEPHONE GRAPHIC]
Telephone: (514) 390-7508                   Telephone: (416) 682-0064
[FAX GRAPHIC]                               [FAX GRAPHIC]
Fax: (514) 390-7860                         Fax: (416) 364-1879

                                                        First Amending Agreement
                                                                         Page 9.

THE TORONTO-DOMINION BANK, AS                     CAISSE CENTRALE DESJARDINS, AS
LENDER                                            LENDER

Per:                                              Per:
    -------------------------                         --------------------------

Per:                                              Per:
    -------------------------                         --------------------------

BANK OF MONTREAL, AS LENDER                       ROYAL BANK OF CANADA, AS
                                                  LENDER

Per:                                              Per:
    -------------------------                         --------------------------

Per:                                              Per:
    -------------------------                         --------------------------

UNITED OVERSEAS BANK LIMITED, AS                  CAISSE DE DEPOT ET PLACEMENT
LENDER                                            DU QUEBEC, AS LENDER

Per:                                              Per:
    -------------------------                         --------------------------

Per:                                              Per:
    -------------------------                         --------------------------

NATIONAL BANK OF CANADA, AS LENDER                SOCIETE GENERALE (CANADA), AS
                                                  LENDER

Per:                                              Per:
    -------------------------                         --------------------------

Per:                                              Per:
    -------------------------                         --------------------------

Address:                                          Address:

5650 d'Iberville Street                           100 Yonge Street, Suite 1002
Suite 603                                         Scotia Plaza
Montreal, Quebec, H2G 2B3                         Toronto, Ontario, M5C 2W1

Attention: Stephen Redding                        Attention: Georges Benay
[TELEPHONE GRAPHIC]                               [TELEPHONE GRAPHIC]
Telephone: (514) 390-7508                         Telephone: (416) 682-0064
[FAX GRAPHIC]                                     [FAX GRAPHIC]
Fax: (514) 390-7860                               Fax: (416) 364-1879

                                                        First Amending Agreement
                                                                         Page 9.


THE TORONTO-DOMINION BANK, as Lender          CAISSE CENTRALE DESJARDINS,
                                              as Lender

Per:                                          Per:
    -------------------------------               ------------------------------

Per:                                          Per:
    -------------------------------               ------------------------------


BANK OF MONTREAL, as Lender                   ROYAL BANK OF CANADA, as Lender


Per:                                          Per:
    ------------------------------                ------------------------------

Per:                                          Per:
    -------------------------------               ------------------------------


UNITED OVERSEAS BANK LIMITED, as              CAISSE DE DEPOT ET PLACEMENT DU
Lender                                        QUEBEC, as Lender


Per:                                          Per:
    -------------------------------               ------------------------------

Per:                                          Per:
    -------------------------------               ------------------------------


NATIONAL BANK OF CANADA, as Lender            SOCIETE GENERALE (CANADA), as
                                              Lender


Per:                                          Per:
    -------------------------------               ------------------------------

Per:                                          Per:
    -------------------------------               ------------------------------


Address:                                      Address:

5650 d'Iberville Street                       100 Yonge Street, Suite 1002
Suite 603                                     Scotia Plaza
Montreal, Quebec, H2G 2B3                     Toronto, Ontario, M5C 2W1

Attention: Stephen Redding                    Attention: Georges Benay
[TELEPHONE GRAPHIC]                           [TELEPHONE GRAPHIC]
Telephone: (514) 390-7508                     Telephone: (416) 682-0064
[FAX GRAPHIC]                                 [FAX GRAPHIC]
Fax: (514) 390-7860                           Fax: (416) 364-1879

                                                        First Amending Agreement
                                                                         Page 9.

THE TORONTO-DOMINION BANK, as           CAISSE CENTRALE DESJARDINS, as
Lender                                  Lender

Per:                                    Per:
     ------------------------------          ----------------------------------

Per:                                    Per:
     ------------------------------          ----------------------------------

BANK OF MONTREAL, as Lender             ROYAL BANK OF CANADA, as
                                        Lender

Per:                                    Per:
     ------------------------------          ----------------------------------

Per:                                    Per:
     ------------------------------          ----------------------------------

UNITED OVERSEAS BANK LIMITED, as        CAISSE DEPOT ET PLACEMENT
Lender                                  DU QUEBEC, as Lender

Per:                                    Per:
     ------------------------------          ----------------------------------

Per:                                    Per:
     ------------------------------          ----------------------------------


NATIONAL BANK OF CANADA, as Lender      SOCIETE GENERALE (CANADA), as
                                        Lender

Per:                                    Per:
     ------------------------------          ----------------------------------

Per:                                    Per:
     ------------------------------          ----------------------------------

Address:                                Address:

5650 d'Iberville Street                 100 Yonge Street, Suite 1002
Suite 603                               Scotia Plaza
Montreal, Quebec, H2G 2B3               Toronto, Ontario, M5C 2W1

Attention: Stephen Redding              Attention: Georges Benay
[PHONE GRAPHIC]                         [PHONE GRAPHIC]
Telephone: (514) 390-7508               Telephone: (416) 682-0064
[FAX MACHINE GRAPHIC]                   [FAX MACHINE GRAPHIC]
Fax: (514) 390-7860                     Fax: (416) 364-1879



-------------------------------------------------------------------------------
Heenan Blaikie LLP - Final

                                                        First Amending Agreement
                                                                         Page 9.


THE TORONTO-DOMINION BANK, as                CAISSE CENTRALE DESJARDINS, as
Lender                                       Lender

Per:                                         Per:
     -------------------------------              -----------------------------

Per:                                         Per:
     -------------------------------              -----------------------------

BANK OF MONTREAL, as Lender                  ROYAL BANK OF CANADA, as Lender

Per:                                         Per:
     -------------------------------              -----------------------------

Per:                                         Per:
     -------------------------------              -----------------------------

UNITED OVERSEAS BANK LIMITED, as             CAISSE DE DEPOT ET PLACEMENT DU
Lender                                       QUEBEC, as Lender

Per:                                         Per:
     -------------------------------              -----------------------------

Per:                                         Per:
     -------------------------------              -----------------------------

NATIONAL BANK OF CANADA, as Lender           SOCIETE GENERALE (CANADA), as
                                             Lender

Per:                                         Per:
     -------------------------------              -----------------------------

Per:                                         Per:
     -------------------------------              -----------------------------

Address:                                     Address:

5650 d'Iberville Street                      100 Yonge Street, Suite 1002
Suite 603                                    Scotia Plaza
Montreal, Quebec, H2G 2B3                    Toronto, Ontario, M5C 2W1

Attention: Stephen Redding                   Attention: Georges Benay
[TELEPHONE GRAPHIC]                          [TELEPHONE GRAPHIC]
Telephone: (514) 390-7508                    Telephone: (416) 682-0064
[FAX/PAPER GRAPHIC]                          [FAX/PAPER GRAPHIC]
Fax: (514) 390-7860                          Fax: (416) 364-1879

                                  INTERVENTION


La soussignee, Caisse de depot et placement du Quebec, intervient, par la presente, a la premiere convention de modification (First Amending Agreement) de la convention de credit intervenue le 12 novembre 2002 (la << CONVENTION DE CREDIT >>) entre Groupe CGI Inc., a titre d'emprunteur (l'<< EMPRUNTEUR >>), Banque Canadienne Imperiale de Commerce, La Banque Toronto-Dominion, Caisse centrale Desjardins, Banque de Montreal, Banque Royale du Canada et United Overseas Bank Limited, a titre de preteurs (les << PRETEURS >>), et Banque Canadienne Imperiale de Commerce, a titre d'agent des Preteurs (l' << AGENT >>), laquelle premiere convention de modification est intervenue le 28 mai 2003 (la
<< PREMIERE CONVENTION DE MODIFICATION >>) entre l'Emprunteur, les Preteurs,
Banque Nationale du Canada, Societe Generale (Canada) et l'Agent.

La soussignee declare, par la presente, avoir pris connaissance de la Premiere convention de modification et en accepter toutes les modalites et conditions. Plus particulierement, mais sans restreindre la generalite de ce qui precede, la soussignee accepte :

     1. les modifications aux paragraphes 2.1, 13.6 et 13.7 de la Convention de credit, le tout tel que prevu dans la Premiere convention de modification;

     2. l'augmentation du Credit (selon le sens donne au terme << Credit >> dans la Convention de credit) de 415 000 000 $ a 515 000 000
          $ canadiens;

     3. que Banque Nationale du Canada et Societe Generale (Canada) soient ajoutees comme Preteurs (selon le sens donne au terme << Lenders >> dans la Convention de credit); et

     4. que l'annexe << A >> de la Convention de credit soit remplacee par l'annexe l de la Premiere convention de modification.


La soussignee reconnait, de plus, etre liee par la Premiere convention de modification tout comme si elle l'avait signee en tant que partie contractante.

SIGNEE LE 28 MAI 2003.


                                        CAISSE DE DEPOT ET PLACEMENT
                                        DU QUEBEC, a titre de Preteur


                                        Par:
                                            -------------------------

                                        Par:
                                            -------------------------

                                                        First Amending Agreement
                                                                         Page 9.

THE TORONTO-DOMINION BANK, AS                     CAISSE CENTRALE DESJARDINS, AS
LENDER                                            LENDER

Per:                                              Per:
    -------------------------                         --------------------------

Per:                                              Per:
    -------------------------                         --------------------------

BANK OF MONTREAL, AS LENDER                       ROYAL BANK OF CANADA, AS
                                                  LENDER

Per:                                              Per:
    -------------------------                         --------------------------

Per:                                              Per:
    -------------------------                         --------------------------

UNITED OVERSEAS BANK LIMITED, AS                  CAISSE DE DEPOT ET PLACEMENT
LENDER                                            DU QUEBEC, AS LENDER

Per:                                              Per:
    -------------------------                         --------------------------

Per:                                              Per:
    -------------------------                         --------------------------

NATIONAL BANK OF CANADA, AS LENDER                SOCIETE GENERALE (CANADA), AS
                                                  LENDER

Per:                                              Per:
    -------------------------                         --------------------------

Per:                                              Per:
    -------------------------                         --------------------------

Address:                                          Address:

1155 Metcalfe                                     100 Yonge Street, Suite 1002
5th Floor                                         Scotia Plaza
Montreal, Quebec, H3B 459                         Toronto, Ontario, M5C 2W1

Attention: Stephen Redding                        Attention: Georges Benay
[TELEPHONE GRAPHIC]                               [TELEPHONE GRAPHIC]
Telephone: (514) 390-7508                         Telephone: (416) 682-0064
[FAX GRAPHIC]                                     [FAX GRAPHIC]
Fax: (514) 390-7860                               Fax: (416) 364-1879

                                                        First Amending Agreement
                                                                         Page 9.


THE TORONTO-DOMINION BANK, AS                   CAISSE CENTRALE DESJARDINS, AS
LENDER                                          LENDER


Per:                                            Per:
    -------------------------                       -------------------------

Per:                                            Per:
    -------------------------                       -------------------------

BANK OF MONTREAL, AS LENDER                      ROYAL BANK OF CANADA, AS LENDER


Per:                                            Per:
    -------------------------                       -------------------------

Per:                                            Per:
    -------------------------                       -------------------------

UNITED OVERSEAS BANK LIMITED, AS                CAISSE DE DEPOT ET PLACEMENT
LENDER                                          DU QUEBEC, AS LENDER


Per:                                            Per:
    -------------------------                       -------------------------

Per:                                            Per:
    -------------------------                       -------------------------

NATIONAL BANK OF CANADA, AS LENDER              SOCIETE GENERALE (CANADA), AS LENDER


Per:                                            Per:
    -------------------------                       -------------------------

Per:                                            Per:
    -------------------------                       -------------------------

Address:                                        Address:

5650 d'Iberville Street                         100 Yonge Street, Suite 1002
Suite 603                                       Scotia Plaza
Montreal, Quebec, H2G 2B3                       Toronto, Ontario, M5C 2W1

Attention: Stephen Redding                      Attention: Georges Benay
[TELEPHONE GRAPHIC]Telephone: (514) 390-7508    [TELEPHONE GRAPHIC]Telephone: (416) 682-0064
[FAX MACHINE GRAPHIC]Fax: (514) 390-7860        [FAX MACHINE GRAPHIC]Fax: (416) 364-1879

                                                        First Amending Agreement
                                                                        Page 10.

CANADIAN IMPERIAL BANK OF
COMMERCE, AS AGENT

Per:
     --------------------------
     Tim Thomas
     Executive Director

Per:
     --------------------------
     Warren Lobo
     Director

Each of the undersigned acknowledges having taken cognizance of the provisions of this First Amending Agreement and agrees that the Guarantee dated November 12, 2002 executed by it as well as any other Guarantees executed by it in favour of the Lenders (A) remains enforceable against it in accordance with its terms, (B) continues to guarantee all of the obligations of the Persons specified in such Guarantee in connection with the Credit Agreement, as amended by this First Amending Agreement, and (C) is, as of the date hereof, a legal, valid and binding obligation of it, enforceable in accordance with its terms, subject to such limitations and prohibitions of enforceability as may exist or may be enacted in Laws relating to bankruptcy, insolvency, liquidation, reorganization, moratorium or other Laws of general application affecting the enforceability of creditors' rights.

Each of the undersigned furthermore reiterates all the representations, warranties and covenants made by it in the Guarantee dated November 12, 2002 as well as any other Guarantees executed by it in favour of the Lenders as if they were recited herein at length.

DATED AS OF JUNE 13, 2003.

CGI INFORMATION SYSTEMS AND                  CGI GROUP (EUROPE) LIMITED
MANAGEMENT CONSULTANTS INC.

Per:                                    Per:
     ---------------------                   ---------------------

CDSL CANADA LIMITED                          CONSEILLERS EN GESTION ET
                                             INFORMATIQUE C.G.I. INC.

Per:                                         Per:
     ---------------------                   ---------------------

CGI INFORMATION SYSTEMS &                    CENTRE DE SERVICES DE PAIE
MANAGEMENT CONSULTANTS, INC.                 CGI INC.

Per:                                         Per:
     ---------------------                   ---------------------

                                                        First Amending Agreement
                                                                        Page 11.




CGI INFORMATION TECHNOLOGY              THE CGI GROUP HOLDING CORP.
SERVICES, INC.

Per:                                    Per:
    -------------------------               -------------------------

                                   SCHEDULE 1

                "SCHEDULE "A" -- LIST OF LENDERS AND COMMITMENTS


                                        FACILITY A                  FACILITY B
LENDERS                                 COMMITMENT                  COMMITMENT
-------                                ------------                ------------
CANADIAN IMPERIAL BANK OF COMMERCE     $ 28,900,000                $ 51,100,000

THE TORONTO-DOMINION BANK              $ 27,100,000                $ 47,900,000

CAISSE CENTRALE DESJARDINS             $ 18,100,000                $ 31,900,000

BANK OF MONTREAL                       $ 18,100,000                $ 31,900,000

ROYAL BANK OF CANADA                   $ 18,100,000                $ 31,900,000

UNITED OVERSEAS BANK LIMITED           $ 12,600,000                $ 22,400,000

CAISSE DE DEPOT ET PLACEMENT
DU QUEBEC                              $ 27,100,000                $ 47,900,000

NATIONAL BANK OF CANADA                $ 18,100,000                $ 31,900,000

SOCIETE GENERALE (CANADA)              $ 18,100,000                $ 31,900,000

TOTAL:                                 $186,200,000                $328,800,000"
------



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Heenan Blaikie LLP - Final